UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2016
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 410, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
On October 26, 2016, the Board of Directors of Ameresco, Inc. elected Thomas S. Murley to serve as an independent director of the Company in the class of directors whose terms expire at Ameresco’s 2017 Annual Meeting of Stockholders and as a member of the Compensation Committee of the Board of Directors.
Mr. Murley will receive the standard compensation for non-employee directors of Ameresco, including retainer fees for Board and committee service and stock options, and will have the benefit of the Company’s standard form of director indemnification agreement.
A copy of the press release, issued on October 28, 2016 announcing the election of Mr. Murley is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
Date: October 28, 2016	By:	/s/ David J. Corrsin
David J. Corrsin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on October 28, 2016.